EXHIBIT 99.1

Contact:

Investors:	Media:
888-969-7879	888-969-7879
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Travere Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results

Company to submit sNDA around the end of 1Q 2025 seeking traditional approval of FILSPARI® (sparsentan) for FSGS
Net product sales of FILSPARI totaled $50 million in 4Q 2024; $132 million for full year 2024
Net product sales totaled $74 million in 4Q 2024; $227 million for full year 2024

SAN DIEGO, February 20, 2025 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its fourth quarter and full year 2024 financial results and provided a corporate update.
“Our strong execution in 2024 made it a remarkable year for Travere and the patients we serve. The ongoing commercial launch of FILSPARI outperformed benchmarks and the recent full approval has reinforced physicians’ confidence in choosing FILSPARI as a foundational therapy for IgAN,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. “We enter 2025 with strong momentum and a clear focus. With FILSPARI’s differentiated profile as the only medicine that has been shown to provide superior preservation of kidney function in a head-to-head trial and can replace historical foundational therapy, we remain committed to reaching more patients at risk of IgAN progression. Following our recent FDA engagement for FILSPARI in FSGS, we are on track to complete our sNDA submission around the end of the first quarter and are preparing to be ready for a successful launch, if approved. Additionally, we continue to optimize our manufacturing for pegtibatinase and will be preparing to restart enrollment in the pivotal program next year. These strategic priorities will position us to drive a lasting positive impact for our patients and stakeholders.”
Financial Results for Continuing Operations for the Quarter and Year Ended December 31, 2024
The following financial results discussion compares Travere’s continuing operations. All periods unless otherwise specified have been adjusted to exclude discontinued operations related to the divestiture of the bile acid product portfolio completed on August 31, 2023.
Net product sales for the fourth quarter of 2024 were $73.5 million, compared to $39.9 million for the same period in 2023. For the full year 2024, net product sales were $226.7 million, compared to $127.5 million for the same period in 2023. The increase is attributable to growth in sales of FILSPARI, including a full twelve months of sales in 2024, following the February 2023 launch.
Research and development (R&D) expenses for the fourth quarter of 2024 were $62.1 million, compared to $59.7 million for the same period in 2023. For the full year 2024, R&D expenses were $217.5 million, compared to $245.0 million for the same period in 2023. The decrease is largely attributable to previously announced restructuring initiatives and lower costs associated with the development of sparsentan as our Phase 3 programs advance towards completion, offset by an increase in costs associated with the development of pegtibatinase following the December 2023 initiation of the Phase 3 HARMONY Study. On a non-GAAP adjusted basis, R&D expenses were $58.6 million for the fourth quarter and $203.3 million for the full year 2024, compared to $55.3 million and $220.4 million for the same periods in 2023.
Selling, general, and administrative (SG&A) expenses for the fourth quarter of 2024 were $69.5 million, compared to $63.6 million for the same period in 2023. For the full year 2024, SG&A expenses were $264.1 million, compared to $265.5 million for the same period in 2023. On a non-GAAP adjusted basis, SG&A expenses were $51.6 million for the fourth quarter and $197.8 million for the full year 2024, compared to $49.7 million and $199.5 million for the same periods in 2023.
Total other income, net for the fourth quarter of 2024 was $0.4 million, compared to $5.7 million for the same period in 2023. Total other income, net for the full year 2024 was $3.3 million, compared to $12.0 million in the same period in 2023. The difference is largely attributable to a non-cash charge to other expense during the second quarter related to the Renalys Pharma collaboration entered into in 2024, and a decrease in interest income.
As of December 31, 2024, the Company had cash, cash equivalents, and marketable securities of $370.7 million. This includes net proceeds of $134.7 million from a common stock offering completed in November 2024.

Program Updates
FILSPARI® (sparsentan) – IgAN
•On September 5, 2024, the U.S. Food and Drug Administration (FDA) granted full approval to FILSPARI to slow kidney function decline in adults with primary IgAN who are at risk of disease progression.
◦In the fourth quarter of 2024, the Company received 693 new patient start forms (PSFs) driven by growth amongst both new and repeat prescribers following full approval.
◦Fourth quarter 2024 net product sales of FILSPARI totaled $49.6 million; full year 2024 net product sales of FILSPARI totaled $132.2 million.
•The FDA assigned a PDUFA target action date of August 28, 2025, to the Company’s supplemental New Drug Application (sNDA) requesting modification of liver monitoring for FILSPARI in IgAN.
•In 2025, the Company anticipates final publication of the updated Kidney Disease Improving Global Outcomes (KDIGO) clinical guidelines for IgAN. The draft guidelines published in August 2024 recommended FILSPARI as a foundational kidney-targeted therapy and lowered the targeted proteinuria level for all IgAN patients to under 0.5 g/day or ideally complete remission (under 0.3 g/day).
•In 2025, the Company expects the ongoing SPARTAN Study to be expanded to include post-kidney transplant patients with recurring IgAN and has plans to initiate a new open label study of FILSPARI in post kidney-transplant patients with recurrent IgAN or FSGS.
•In 2025, the Company anticipates presenting additional data from its ongoing clinical studies to further support FILSPARI as foundational therapy in treating patients with IgAN.
•The Company’s collaborator, CSL Vifor, has launched FILSPARI for the treatment of IgAN in Germany, Austria and Switzerland.
•In 2025, the Company and CSL Vifor anticipate the current conditional marketing authorization (CMA) for FILSPARI for the treatment of IgAN in Europe will be converted to full approval. The Company expects to receive a $17.5 million milestone payment from CSL Vifor upon conversion of the CMA to full approval, and the Company remains eligible to receive additional milestone payments related to market access and sales-based achievements.
•The Company’s partner, Renalys Pharma, Inc., recently completed enrollment in its registrational Phase 3 clinical trial of sparsentan for the treatment of IgAN in Japan and expects topline results in the second half of 2025.
FILSPARI® (sparsentan) – FSGS
•Following its Type C meeting with the FDA, the Company is on track to submit an sNDA for an FSGS indication around the end of the first quarter of 2025.
◦The sNDA submission will be based on the results from Phase 3 DUPLEX and Phase 2 DUET studies of FILSPARI in FSGS, two of the largest interventional clinical trials conducted in FSGS to-date.
•If approved, FILSPARI would be the first and only approved medicine indicated for FSGS, a rare kidney disorder and a leading cause of kidney failure.
Pegtibatinase (TVT-058) – Classical HCU
•The Company is continuing to make progress on the necessary process improvements in manufacturing scale-up and is on track to restart enrollment in the Phase 3 HARMONY Study in 2026.
Conference Call Information
Travere Therapeutics will host a conference call and webcast today, February 20, 2025, at 4:30 p.m. ET to discuss company updates as well as fourth quarter and full year 2024 financial results. To participate in the conference call, dial +1 (800) 549-8228 (U.S.) or +1 (646) 564-2877 (International), conference ID 25215 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.
Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net loss measures exclude from GAAP net loss, as applicable, stock-based compensation expense, amortization and depreciation expense, and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com.
FILSPARI® (sparsentan) U.S. Indication
FILSPARI (sparsentan) is indicated to slow kidney function decline in adults with primary immunoglobulin A nephropathy (IgAN) who are at risk for disease progression.
IMPORTANT SAFETY INFORMATION
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risks of hepatotoxicity and birth defects, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and monthly for the first 12 months, and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x ULN.
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI can cause major birth defects if used by pregnant patients based on animal data. Therefore, pregnancy testing is required before the initiation of treatment, during treatment and one month after discontinuation of treatment with FILSPARI. Patients who can become pregnant must use effective contraception before the initiation of treatment, during treatment, and for one month after discontinuation of treatment with FILSPARI.
Contraindications
FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), ERAs, or aliskiren.
Warnings and Precautions
•Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge. While no concurrent elevations in bilirubin >2-times ULN or cases of liver failure were observed in FILSPARI-treated patients, some ERAs have caused elevations of aminotransferases, hepatotoxicity, and liver failure. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment and monthly for the first 12 months, then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.

Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity. Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) prior to drug initiation because monitoring hepatotoxicity in these patients may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
•Embryo-Fetal Toxicity: FILSPARI can cause fetal harm when administered to a pregnant patient and is contraindicated during pregnancy. Advise patients who can become pregnant of the potential risk to a fetus. Obtain a pregnancy test prior to initiation of treatment with FILSPARI, monthly during treatment, and one month after discontinuation of treatment. Advise patients who can become pregnant to use effective contraception prior to initiation of treatment, during treatment, and for one month after discontinuation of treatment with FILSPARI.
•FILSPARI REMS: Due to the risk of hepatotoxicity and embryo-fetal toxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Prescribers, patients, and pharmacies must be enrolled in the REMS program and comply with all requirements (www.filsparirems.com).
•Hypotension: Hypotension has been observed in patients treated with ARBs and ERAs. There was a greater incidence of hypotension-associated adverse events, some serious, including dizziness, in patients treated with FILSPARI compared to irbesartan. In patients at risk for hypotension, consider eliminating or adjusting other antihypertensive medications and maintaining appropriate volume status. If hypotension develops, despite elimination or reduction of other antihypertensive medications, consider a dose reduction or dose interruption of FILSPARI. A transient hypotensive response is not a contraindication to further dosing of FILSPARI, which can be given once blood pressure has stabilized.
•Acute Kidney Injury: Monitor kidney function periodically. Drugs that inhibit the renin-angiotensin system (RAS) can cause kidney injury. Patients whose kidney function may depend in part on the activity of the RAS (e.g., patients with renal artery stenosis, chronic kidney disease, severe congestive heart failure, or volume depletion) may be at particular risk of developing acute kidney injury on FILSPARI. Consider withholding or discontinuing therapy in patients who develop a clinically significant decrease in kidney function while on FILSPARI.
•Hyperkalemia: Monitor serum potassium periodically and treat appropriately. Patients with advanced kidney disease, taking concomitant potassium-increasing drugs (e.g., potassium supplements, potassium-sparing diuretics), or using potassium-containing salt substitutes are at increased risk for developing hyperkalemia. Dosage reduction or discontinuation of FILSPARI may be required.
•Fluid Retention: Fluid retention may occur with ERAs, and has been observed in clinical studies with FILSPARI. FILSPARI has not been evaluated in patients with heart failure. If clinically significant fluid retention develops, evaluate the patient to determine the cause and the potential need to initiate or modify the dose of diuretic treatment then consider modifying the dose of FILSPARI.
Most common adverse reactions
The most common adverse reactions (≥5%) are hyperkalemia, hypotension (including orthostatic hypotension), peripheral edema, dizziness, anemia, and acute kidney injury.
Drug interactions
•Renin-Angiotensin System (RAS) Inhibitors and ERAs: Do not coadminister FILSPARI with ARBs, ERAs, or aliskiren due to increased risks of hypotension, syncope, hyperkalemia, and changes in renal function (including acute renal failure).
•Strong and Moderate CYP3A Inhibitors: Avoid concomitant use of FILSPARI with strong CYP3A inhibitors. If a strong CYP3A inhibitor cannot be avoided, interrupt FILSPARI treatment. When resuming treatment with FILSPARI, consider dose titration. Monitor blood pressure, serum potassium, edema, and kidney function regularly when used concomitantly with moderate CYP3A inhibitors. Concomitant use with a strong CYP3A inhibitor increases sparsentan exposure which may increase the risk of FILSPARI adverse reactions.
•Strong CYP3A Inducers: Avoid concomitant use with a strong CYP3A inducer. Concomitant use with a strong CYP3A inducer decreases sparsentan exposure which may reduce FILSPARI efficacy.
•Antacids and Acid Reducing Agents: Administer FILSPARI 2 hours before or after administration of antacids. Avoid concomitant use of acid reducing agents (histamine H2 receptor antagonist and PPI proton pump inhibitor) with FILSPARI. Sparsentan exhibits pH-dependent solubility. Antacids or acid reducing agents may decrease sparsentan exposure which may reduce FILSPARI efficacy.
•Non-Steroidal Anti-Inflammatory Agents (NSAIDs), Including Selective Cyclooxygenase-2 (COX-2) Inhibitors: Monitor for signs of worsening renal function with concomitant use with NSAIDs (including selective COX-2 inhibitors). In patients with volume depletion (including those on diuretic therapy) or with impaired kidney function, concomitant use of NSAIDs (including selective COX-2 inhibitors) with drugs that antagonize the angiotensin II receptor may result in deterioration of kidney function, including possible kidney failure.
•CYP2B6, 2C9, and 2C19 Substrates: Monitor for efficacy of concurrently administered CYP2B6, 2C9, and 2C19 substrates and consider dosage adjustment in accordance with the Prescribing Information. Sparsentan decreases exposure of these substrates, which may reduce efficacy related to these substrates.
•P-gp and BCRP Substrates: Avoid concomitant use of sensitive substrates of P-gp and BCRP with FILSPARI. Sparsentan may increase exposure of these transporter substrates, which may increase the risk of adverse reactions related to these substrates.

•Agents Increasing Serum Potassium: Monitor serum potassium frequently in patients treated with FILSPARI and other agents that increase serum potassium. Concomitant use of FILSPARI with potassium-sparing diuretics, potassium supplements, potassium-containing salt substitutes, or other drugs that raise serum potassium levels may result in hyperkalemia.
Please see the full Prescribing Information, including BOXED WARNING, for additional Important Safety Information.

Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track,” “positioned,” “look forward to,” “will,” “would,” “may,” “might,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” or similar expressions. In addition, expressions of strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch in IgAN; plans and expectations regarding the submission of an sNDA for FILSPARI in FSGS, expectations regarding the timing and outcome thereof, and statements regarding preparations for a successful launch in FSGS, if approved; statements regarding the potential for FILSPARI to be the first and only approved medicine indicated for FSGS; statements regarding FILSPARI’s potential to replace the historical standard of care in IgAN as a new foundational therapy and to reach more patients at risk of IgAN progression; statements regarding manufacturing for pegtibatinase and the Company’s ability to restart enrollment in the Phase 3 HARMONY Study in 2026; statements regarding the Company’s sNDA requesting modification of liver monitoring for FILSPARI in IgAN and expectations regarding the timing and outcome thereof; expectations regarding the conversion of the current conditional marketing authorization (CMA) for FILSPARI for the treatment of IgAN in Europe to full approval; expectations regarding milestone payments and the potential achievement and timing thereof; expectations regarding the SPARTAN Study and the other studies described herein; expectations regarding Renalys Pharma’s registrational Phase 3 clinical trial of sparsentan for the treatment of IgAN in Japan; expectations regarding the KDIGO guidelines; and statements regarding financial metrics and expectations related thereto. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the Company’s planned submission of an sNDA for FILSPARI in FSGS, including the timing and outcome thereof. There is no guarantee that the FDA will accept the sNDA for filing, grant priority review of the sNDA or grant approval of FILSPARI for FSGS. The Company also faces risks related to its business and finances in general, the success of its commercial products, risks and uncertainties associated with its preclinical and clinical stage pipeline, risks and uncertainties associated with the regulatory review and approval process, risks and uncertainties associated with enrollment of clinical trials for rare diseases, and risks that ongoing or planned clinical trials may not succeed or may be delayed for safety, regulatory or other reasons. Specifically, the Company faces risks associated with the ongoing commercial launch of FILSPARI in IgAN, the timing and potential outcome of its and its partners’ clinical studies, market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, risks related to the challenges of manufacturing scale-up, risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI, and risks and uncertainties related to the new administration and matters related to the funding and staffing of government agencies including the FDA. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company’s products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$58,535	$58,176
Marketable debt securities, at fair value	312,166	508,675
Accounts receivable, net	27,116	21,179
Inventory	6,200	9,410
Prepaid expenses and other current assets	12,685	19,335
Total current assets	416,702	616,775
Long-term inventory	35,656	31,494
Property and equipment, net	5,336	7,479
Operating lease right-of-use assets	14,295	18,061
Intangible assets, net	103,974	104,443
Other assets	18,162	10,661
Total assets	$594,125	$788,913
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,534	$41,675
Accrued expenses	86,028	118,991
Convertible debt, current portion	68,678	—
Deferred revenue, current portion	2,815	7,096
Operating lease liabilities, current portion	5,405	4,909
Other current liabilities	14,291	5,237
Total current liabilities	200,751	177,908
Convertible debt, less current portion	310,310	377,263
Operating lease liabilities, less current portion	17,191	22,612
Other non-current liabilities	6,796	10,320
Total liabilities	535,048	588,103

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock $0.0001 par value; 200,000,000 and 200,000,000 shares authorized; 87,452,835 and 75,367,117 issued and outstanding as of December 31, 2024 and 2023, respectively	9	7
Additional paid-in capital	1,506,315	1,327,881
Accumulated deficit	(1,447,167)	(1,125,622)
Accumulated other comprehensive loss	(80)	(1,456)
Total stockholders' equity	59,077	200,810
Total liabilities and stockholders' equity	$594,125	$788,913
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)
Net product sales:
FILSPARI	$49,644	$14,699	$132,222	$29,208
Tiopronin products	23,902	25,217	94,485	98,329
Total net product sales	73,546	39,916	226,707	127,537
License and collaboration revenue	1,241	5,143	6,468	17,701
Total revenue	74,787	45,059	233,175	145,238

Operating expenses:
Cost of goods sold	2,553	4,564	7,744	11,450
Research and development	62,067	59,746	217,496	244,990
Selling, general and administrative	69,501	63,588	264,119	265,542
In-process research and development	—	—	65,205	—
Restructuring	1,403	11,394	2,438	11,394
Total operating expenses	135,524	139,292	557,002	533,376

Operating loss	(60,737)	(94,233)	(323,827)	(388,138)

Other income (expense), net:
Interest income	3,795	7,152	17,817	21,768
Interest expense	(2,817)	(2,821)	(11,182)	(11,334)
Other (expense) income, net	(581)	1,374	(3,318)	1,594
Total other income, net	397	5,705	3,317	12,028

Loss from continuing operations before income tax provision	(60,340)	(88,528)	(320,510)	(376,110)
Income tax benefit (provision) on continuing operations	72	(68)	(120)	(223)

Loss from continuing operations, net of tax	(60,268)	(88,596)	(320,630)	(376,333)
Income (loss) from discontinued operations, net of tax	4	(1,577)	(915)	264,934
Net loss	$(60,264)	$(90,173)	$(321,545)	$(111,399)

Per share data
Basic and diluted:
Net loss per common share	$(0.73)	$(1.18)	$(4.08)	$(1.50)
Weighted average common shares outstanding	83,105,184	76,474,560	78,888,861	74,267,418
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP operating loss	$(60,737)	$(94,233)	$(323,827)	$(388,138)

R&D operating expense	(62,067)	(59,746)	(217,496)	(244,990)

Stock compensation	3,426	3,426	14,178	17,284
Amortization & depreciation	—	997	—	7,261
Subtotal non-GAAP items	3,426	4,423	14,178	24,545
Non-GAAP R&D expense	(58,641)	(55,323)	(203,318)	(220,445)

SG&A operating expense	(69,501)	(63,588)	(264,119)	(265,542)

Stock compensation	5,789	3,070	22,735	28,389
Amortization & depreciation	12,093	10,855	43,555	37,671
Subtotal non-GAAP items	17,882	13,925	66,290	66,060
Non-GAAP SG&A expense	(51,619)	(49,663)	(197,829)	(199,482)

Subtotal non-GAAP items	21,308	18,348	80,468	90,605
Non-GAAP operating loss	$(39,429)	$(75,885)	$(243,359)	$(297,533)

GAAP net loss	$(60,264)	$(90,173)	$(321,545)	$(111,399)
Non-GAAP operating loss adjustments	21,308	18,348	80,468	90,605
Income tax (benefit) provision	(72)	68	120	223
Non-GAAP net loss (1)	$(39,028)	$(71,757)	$(240,957)	$(20,571)

Per share data
Basic and diluted:
Non-GAAP net loss per common share	$(0.47)	$(0.94)	$(3.05)	$(0.28)
Weighted average common shares outstanding	83,105,184	76,474,560	78,888,861	74,267,418

(1) Non-GAAP net loss includes income from discontinued operations but excludes non-GAAP adjustments for the effect of discontinued operations.
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.